UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 per value per share	TTGT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 23, 2020, TechTarget, Inc. (the “Company”) completed the previously disclosed acquisition of BrightTalk Limited, a private company limited by shares incorporated in England (“BrightTalk”), pursuant to an Equity Purchase Agreement, dated December 9, 2020 (the “Purchase Agreement”). BrightTalk is a technology media company that provides customers with a platform to create, host, and promote webinar and video content to reach new audiences and engage relevant business professionals.

The purchase price paid at the closing of the transaction by the Company pursuant to the Purchase Agreement was equal to $150 million, subject to working capital and other adjustments set forth in the Purchase Agreement. The purchase price was funded with proceeds of the Company’s previously announced offering of $175 million aggregate principal amount of 0.125% Convertible Senior Notes due 2025.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and other provisions, including indemnification obligations of the Company and the BrightTalk equity holders for, among other matters, breaches of representations, warranties and covenants, in each case subject to the applicable limitations specified in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships between the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and BrightTalk in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 7.01.	Regulation FD Disclosure.

On December 23, 2020, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed or furnished, as applicable, with this report:

Exhibit No.	Document

2.1	Equity Purchase Agreement, dated December 9, 2020, by and between the Company and BrightTalk, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-33472), filed with the Securities and Exchange Commission on December 11, 2020.*

99.1	Press Release dated December 23, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the U.S. Securities and Exchange Commission; except that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on page (iv) to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-33472), filed with the Securities and Exchange Commission on December 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTarget, Inc.

Date: December 23, 2020	By:	/s/ Daniel Noreck
Daniel Noreck
Chief Financial Officer and Treasurer

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